EXHIBIT 3

                              JOINT FILING AGREEMENT


              In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, the persons or entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Regency Realty Cor-poration, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 21st day of June, 1996.



                                            SECURITY CAPITAL U.S. REALTY



                                            By: /s/ Paul E. Szurek
                                               Name: Paul E. Szurek
                                               Title: Managing Director



                                            SECURITY CAPITAL HOLDINGS S.A.



                                            By: /s/ Paul E. Szurek
                                               Name: Paul E. Szurek
                                               Title: Managing Director